SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      -------------------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of Earliest Event Reported): April 27, 2000
                              (February 14, 2000)

                                CAREINSITE, INC.
             (Exact name of Registrant as specified in its charter)

      Delaware                        0-26345                    22-3630930
  (State or other                  (Commission                (I.R.S. Employer
  jurisdiction of                  File Number)              Identification No.)
   incorporation)

669 River Drive, River Drive Center II,
Elmwood Park, NJ                                                     07407-1361
(Address of principal executive offices)                              (Zip Code)

Registrants telephone number, including area code:     (201) 703-3400

                         Exhibit Index appears on page 3

Item 2.  Acquisition or Disposition of Assets

         On February 14, CareInsite, Inc. ("CareInsite" or the "Company") agreed to acquire substantially all of the assets of Provider Technology Group ("PTG"), the e-commerce network of Blue Cross Blue Shield of Massachusetts ("BCBSMA"), for $26,500,000 in cash and 651,968 shares of the Company's common stock (the "Acquisition"). Pursuant to the asset purchase agreement, if BCBSMA does not realize at least $22,500,068 in proceeds from the sale of half (325,984) of the common shares issued, the Company has agreed to pay BCBSMA an amount equal to such shortfall in cash. Accordingly, the fair value of 325,984 of the common shares issued was $69.022. The fair value of the remaining 325,984 shares of common stock, as determined by management was $40.646 per share. The Acquisition will be accounted for using the purchase method of accounting.

         The undersigned registrant hereby amends Item 7 of its Current Report 8-K, originally filed by the registrant with the Securities and Exchange Commission on April 10, 2000, as follows:

Item 7.  Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired.

The following historical financial statements and notes thereto are of PTG prior to the consummation of the Acquisition and are attached hereto at pages F-1 to F-8

         o        Report of Independent Auditors.
         o        Balance sheets as of December 31, 1999 and December 31, 1998.
         o Statements of Operations and Changes in Divisional Equity for the years ended December 31, 1999 and December 31, 1998.
         o Statements of Cash Flows for the years ended December 31, 1999 and December 31, 1998.
         o        Notes to Financial Statements.

(b) Pro forma financial information.

         The following pro forma financial statements and notes thereto are attached hereto at pages PF-1 to PF-6:

         o Pro Forma Combined Condensed Consolidated Statement of Operations (unaudited) for the year ended June 30, 1999.
         o Pro Forma Combined Condensed Consolidated Statement of Operations (unaudited) for the six months ended December 31, 1999.
         o Pro Forma Combined Condensed Consolidated Balance Sheet (unaudited) as of December 31, 1999.
         o Notes to Pro Forma Combined Condensed Consolidated Financial Statements (unaudited).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CAREINSITE, INC.

Date:  April 27, 2000           By:  /s/ James R. Love
                                -----------------------------------
                                Name:  James R. Love
                                Title:  Executive Vice President and
                                        Chief Financial Officer
                                        (Principal Financial Accounting Officer)

                            Provider Technology Group
            A Division of Blue Cross and Blue Shield of Massachusetts

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----

Report of Independent Auditors.............................................. F-2

Balance Sheets as of December 31, 1999 and December 31, 1998................ F-3

Statements of Operations and Changes in Divisional Equity for the
     years ended December 31, 1999 and December 31, 1998.................... F-4

Statements of Cash Flows for the years ended December 31, 1999 and December 31, 1998.................................................. F-5

Notes to Financial Statements .............................................. F-6

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Blue Cross and Blue Shield of Massachusetts, Inc.

We have audited the accompanying balance sheets of Provider Technology Group, a division of Blue Cross and Blue Shield of Massachusetts ("PTG") as of December 31, 1999 and December 31, 1998, and the related statements of operations and divisional equity and cash flows for the years then ended. These financial statements are the responsibility of PTG's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, PTG was not a separate legal entity prior to December 31, 1999, but rather a component of a larger business. Accordingly, the accompanying balance sheets, statements of operations and divisional deficit and cash flows do not purport to reflect the financial position, results of operations or cash flows of PTG if such business had operated as an unaffiliated company.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PTG at December 31, 1999 and December 31, 1998, and the results of its operations and divisional equity and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Boston, Massachusetts
March 10, 2000

                            Provider Technology Group
            A Division of Blue Cross and Blue Shield of Massachusetts

                                 BALANCE SHEETS

                                                                                               December 31
                                                                                          1999            1998
                                                                                      ------------     -----------
                                     ASSETS
Current assets:

     Accounts receivable, net...................................................      $    998,015     $ 1,116,641
                                                                                      -------------    ------------
         Total current assets...................................................           998,015       1,116,641

Property and equipment, net.....................................................           113,874       1,285,455
                                                                                      -------------    ------------
             Total assets                                                             $  1,111,889     $ 2,402,096

                                DIVISIONAL EQUITY

Advances from BCBSMA............................................................      $ 14,085,018     $ 7,883,560
Retained divisional deficit ....................................................       (12,973,129)     (5,481,464)
                                                                                      -------------    ------------
             Total divisional equity                                                  $  1,111,889     $ 2,402,096
                                                                                      =============    ============





                             See accompanying notes.

                            Provider Technology Group
            A Division of Blue Cross and Blue Shield of Massachusetts

            STATEMENTS OF OPERATIONS AND CHANGES IN DIVISIONAL EQUITY

                                                                                               Year Ended
                                                                                               December 31
                                                                                          1999            1998
                                                                                      ------------     -----------
Revenues .......................................................................      $  4,331,566     $ 3,883,803

Operating expenses..............................................................         8,414,001       9,083,594
General and administrative expenses.............................................         3,178,991       3,225,635
Other...........................................................................           230,239         304,999
                                                                                      -------------    ------------
Net loss........................................................................      $ (7,491,665)    $(8,730,425)


Changes in divisional equity:
Divisional (deficit) equity, beginning of year..................................      $ (5,481,464)    $ 3,248,961
Net loss........................................................................        (7,491,665)     (8,730,425)
                                                                                      -------------    ------------
Divisional (deficit), end of year...............................................       (12,973,129)     (5,481,464)


Advances from BCBSMA, beginning of year.........................................         7,883,560               -
Advances made during the year...................................................         6,201,458       7,883,560
Advances from BCBSMA, end of year...............................................        14,085,018       7,883,560
                                                                                      -------------    ------------
Total divisional equity.........................................................      $  1,111,889     $ 2,402,096
                                                                                      =============    ============






                             See accompanying notes.

                            Provider Technology Group
            A Division of Blue Cross and Blue Shield of Massachusetts

                            STATEMENTS OF CASH FLOWS

                                                                                               Year Ended
                                                                                               December 31
                                                                                          1999            1998
                                                                                      ------------     -----------
Cash flows used in operating activities:
     Net loss...................................................................      $ (7,491,665)    $(8,730,425)
     Adjustments to reconcile net loss to net cash used in
          operating activities:
               Depreciation and amortization....................................         1,299,689       1,285,452


               Changes in assets:
                    Decrease (increase) in accounts receivable, net.............           118,626        (438,587)
                                                                                      -------------    ------------
                         Total adjustments......................................         1,418,315         846,865
                                                                                      -------------    ------------
                         Net cash used in operating activities..................        (6,073,350)     (7,883,560)
Cash flows used in investing activities:
     Purchases of property, plant and equipment.................................          (128,108)
                                                                                      -------------    ------------
                         Net cash used in investing activities..................          (128,108)
                                                                                      -------------    ------------
Cash flows provided by financing activities:
     Advances from BCBSMA                                                                6,201,458       7,883,560
                                                                                      -------------    ------------
                         Net cash provided by financing activities                       6,201,458       7,883,560
                                                                                      -------------    ------------
Net increase in cash and cash equivalents.......................................                 -               -
Cash at beginning of year.......................................................                 -               -
                                                                                      -------------    ------------
Cash at end of year.............................................................      $          -     $         -
                                                                                      =============    ============






                             See accompanying notes.

                            Provider Technology Group
            A Division of Blue Cross and Blue Shield of Massachusetts

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999

1.    Summary of Significant Accounting Policies

Business--Provider Technology Group, Inc. ("PTG") provides an electronic network to health providers and insurers operating within the Commonwealth of Massachusetts. The network offers providers real- time submission of electronic claims, on-line access to patient information (including coverage, eligibility, pre-admission authorization, referrals and co-payments, access to claim status), claim input error identification and correction assistance and instant answers to insurance questions on-line. In addition, access to patient medical information, including laboratory results, prescription history and referral utilization is available to providers and insurers. Providers access the network through a touch-tone phone, point of sale device or a computer.

PTG, and the electronic network it maintains, represents the primary communication network between providers and Blue Cross and Blue Shield of Massachusetts, ("BCBSMA"). The network became operational in 1992 and was treated as a cost center within BCBSMA from that time. Separate accounting records were not maintained for PTG with all assets, liabilities, revenues and expenses attributable to PTG being part of the financial results of BCBSMA. As such, PTG is economically dependent on BCBSMA.

Basis of Presentation--The accompanying financial statements present the operations of PTG. Financial statement balances have been derived from the financial records of BCBSMA, which contained businesses other than the technology business. These financial statements are presented as if PTG had existed as an entity separate from BCBSMA during the periods presented, and includes financial information directly related to PTG's operations. Divisional equity at January 1, 1998 represents the net assets of PTG at that point in time and does not reflect cumulative income statement activity from PTG's inception. As a result, these statements do not purport to reflect the financial position, or results of operations or cash flows, that would have resulted if PTG had operated as a separate entity. BCBSMA management believes the financial statements of PTG to be a fair representation of PTG's financial position, results of operations and cash flows within the framework of BCBSMA's business.

The assets of PTG were determined by specific identification of the assets used in, or relating to, the PTG business.

Revenue Recognition--Revenues include initial service charges for installation of technology, monthly service charges for the use of technology provided by PTG and a per-transaction charge to providers based on the number of claims submitted for payment. Revenues are earned immediately as services are provided.

Expense Recognition--The statements of operations of PTG include all costs directly attributable to PTG and also include allocated expenses from BCBSMA, including employee benefits, occupancy, information technology services and technology usage that relate to PTG. These expenses have been allocated based on specific identification or headcount equivalents. Management believes that these allocations are reasonable and represent their best estimate. These allocations are not necessarily indicative of the costs and expenses that would have resulted if PTG had been operated as a separate entity. Certain other costs incurred by BCBSMA have not been allocated to PTG because management believes that these costs are not significant to the PTG division.

                            Provider Technology Group
            A Division of Blue Cross and Blue Shield of Massachusetts

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

1.    Summary of Significant Accounting Policies (Continued)

Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and the accompanying disclosures. The more significant estimates that impact these statements include such items as: allocations of costs and expenses from BCBSMA to PTG and determination of the accrued employee benefits balance. In the opinion of management, the allocation of costs and expenses are reasonable; however, they are not necessarily indicative of costs and expenses that would have been incurred had PTG been operated as an unaffiliated company. Although management believes these estimates to be reasonable, actual results could differ from those estimates.

Cash--PTG does not maintain a cash balance. BCBSMA funds all cash.

Accounts Receivable--Accounts receivable represent amounts due from providers. PTG believes the allowance for doubtful accounts of $56,000 and $62,000 at December 31, 1999 and December 31, 1998, respectively, provide adequate reserves for potentially uncollectible accounts.

Property and Equipment--Capitalized software costs are included on the balance sheets in property and equipment. Computers and other office equipment utilized by PTG were leased by BCBSMA through August, 1999. A monthly charge was allocated to PTG, based on headcount, to reflect the cost of utilizing these assets. In September, 1999, BCBSMA purchased computer equipment totaling $128,108 to support the PTG business. Computer equipment is being depreciated over 3 years using the straight-line method. Depreciation expense during 1999 totaled $14,234.

Income Taxes--PTG's operations are included in the federal income tax return of BCBSMA. No requirement exists for payment by BCBSMA to PTG for use of net losses generated by PTG. No tax benefit has been recorded, as it would be subject to a 100% valuation allowance.

2.    Property and Equipment

                                                                                               December 31
                                                                                          1999            1998
                                                                                      ------------     -----------
Computer software and other equipment...........................................      $  8,964,928     $ 8,836,820
Accumulated depreciation and amortization.......................................        (8,851,054)      7,551,365)
                                                                                      -------------    ------------
                                                                                      $    113,874     $ 1,285,455
                                                                                      =============    ============


3.     Employee Benefits Plan

BCBSMA has a savings plan for eligible employees. Under the employee savings plan, BCBSMA contributes an amount equal to 50% of employee contributions up to a maximum of 3% of each employee's salary, or $4,800 each year. Contributions are directed by the employees into investment funds maintained in accordance with the employee savings plan. BCBSMA contributions charged to operations related to PTG employees amounted to $42,900 and $40,300 in 1999 and 1998, respectively.

                            Provider Technology Group
            A Division of Blue Cross and Blue Shield of Massachusetts

                   NOTES TO FINANCIAL STATEMENTS--(Continued)

4.     Related Party Transactions

PTG is treated as a cost center within BCBSMA, and therefore, does not maintain its own profit and loss responsibility. A large portion of PTG's transactions are internal to BCBSMA, and no intercompany revenue is recognized on these transactions. However, the statements of operations of PTG include expenses allocated from BCBSMA based on PTG headcount equivalents. Allocated expenses, by functional category, for the fiscal years ended December 31 include:

                                                           1999          1998
                                                       ----------     ----------

     Employee benefits.........................        $  415,511     $  505,852
     Occupancy.................................           421,654        411,945
     Finance and other administration..........           267,000        255,000
     Information technology services...........         2,248,086      2,286,000
     Information technology usage..............           130,905        157,443
                                                       ----------     ----------
     Total allocated charges...................        $3,483,156     $3,616,240
                                                       ==========     ==========


5.     Subsequent Event

On February 15, 2000, BCBSMA agreed to sell PTG to an unrelated third party for $70 million in cash and stock.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS

         In the table below, we attempt to illustrate the financial results that might have occurred if CareInsite's acquisition of PTG had been completed previously. Presented is the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations for the fiscal year ended June 30, 1999 and the six months ended December 31, 1999 as if the Acquisition had been consummated at the beginning of the earliest period presented. Also presented is the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of December 31, 1999 as if the Acquisition had been completed on December 31, 1999. These unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of CareInsite and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained therein, with respect to CareInsite, in the Registrant's Annual Report on Form 10-K, as amended, for the year ended June 30, 1999 and the Quarterly Report on Form 10-Q for the three and six months ended December 31, 1999 and, with respect to PTG, in the accompanying audited financial statements, for a more detailed explanation.

         In January 2000, the Company agreed to acquire the 80% equity interest in The Health Information Network Connection ("THINC") owned by Empire Blue Cross and Blue Shield, Group Health Incorporate, HIP Health Plans and Greater New York Hospital Association in a stock transaction valued at approximately $45,000,000. The acquisition will be accounted for using the purchase method of accounting. Simultaneously, the Company acquired Cerner Corporation's 2% non-voting ownership interest in THINC for a note payable of $2,735,000. The note bears interest at 5.8% per annum and is repayable on demand after September 2002. In the financial statements below, we also include the financial results that might have occurred if CareInsite's acquisition of the 80% equity interest in THINC had been completed previously, in each case as if the acquisition had been consummated at the beginning of the earliest period presented. For more information regarding the Company's acquisition of THINC and the related Proforma Adjustments refer to the previously filed Form 8-K dated January 18, 2000, as amended by the Form 8-K/A dated March 23, 2000.

         It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the Acquisition or CareInsite's acquisition of the 80% equity interest in THINC had been completed on that date. It is also important to remember that this information does not necessarily reflect future financial performance.

       Pro Forma Combined Condensed Consolidated Statement of Operations
                        For the Year Ended June 30, 1999
                                  (unaudited)

                     (in thousands, except per share data)

                                                      THINC                  CareInsite/THINC               PTG
                                CareInsite                  Pro Forma           Pro Forma                        Pro Forma
                                Historical   Historical(a)  Adjustments(a)      Combined(a)      Historical      Adjustments
                                ----------   -------------  --------------   ----------------   ------------     -----------

Net revenue                     $     371    $          -    $          -      $         371     $    4,136      $        -
Service revenue to affiliates         993               -            (993)                 -              -               -
                                ----------   -------------  --------------     --------------    -----------     -----------
      Total revenues                1,364               -            (993)               371          4,136               -

Costs and Expenses:
  Cost of revenues                     69               -                                 69         10,635               -
  Cost of services to affiliates      993               -            (993)                 -              -               -
  Research and development         11,253           2,803                             14,056              -               -
  Sales and marketing               1,910             225                              2,135              -               -
  General and administrative        4,205           1,353            (596)             4,962            417               -
  Litigation costs                  4,300               -                              4,300              -               -

  Depreciation and amortization     1,695           1,188          19,798             22,681          1,286          12,890(1)
                                ----------   -------------  --------------     --------------    -----------     -----------
      Total costs and expenses     24,425           5,569          18,209             48,203         12,338          12,890
                                ----------   -------------  --------------     --------------    -----------     -----------

Loss from operations              (23,061)         (5,569)        (19,202)           (47,832)        (8,202)        (12,890)
Other income (expense), net           263            (345)           (203)              (285)             -          (1,587)(2)
                                ----------   -------------  --------------     --------------    -----------     -----------
Net loss                          (22,798)   $     (5,914)   $    (19,405)     $     (48,117)    $   (8,202)     $  (14,477)
                                ==========   =============  ==============     ==============    ===========     ===========

Net loss per share, basic and
  diluted                       $   (0.40)                                     $       (0.80)
                                ==========                                     ==============

Weighted average shares
  outstanding, basic and
  diluted                       $  56,371                    $      3,673      $      60,044                     $      652(3)
                                ==========                   =============     ==============                    ===========


                                   Pro Forma
                                   Combined
                                  -----------

Net revenue                     $       4,507
Service revenue to affiliates               -
                                -------------
      Total revenues                    4,507

Costs and Expenses:
  Cost of revenues                     10,704
  Cost of services to affiliates            -
  Research and development             14,056
  Sales and marketing                   2,135
  General and administrative            5,379
  Litigation costs                      4,300

  Depreciation and amortization        36,857
                                --------------
      Total costs and expenses         73,431
                                --------------
                                            -
Loss from operations                  (68,924)
Other income (expense), net            (1,872)
                                --------------
Net loss                        $     (70,796)
                                ==============

Net loss per share, basic and
  diluted                       $       (1.17)
                                ==============

Weighted average shares
  outstanding, basic and
  diluted                       $      60,696
                                ==============

                 See accompanying Notes to Financial Statements

       Pro Forma Combined Condensed Consolidated Statement of Operations
                       Six months ending December 31, 1999
                                  (unaudited)

                     (in thousands, except per share data)


                                                      THINC                  CareInsite/THINC               PTG
                                CareInsite                  Pro Forma           Pro Forma                        Pro Forma
                                Historical   Historical(a)  Adjustments(a)      Combined(a)      Historical     Adjustments
                                ----------   -------------  --------------   ----------------   ------------     -----------

Net revenue                     $   1,585    $          -    $          -      $       1,585     $    2,188      $        -
Service revenue to affiliates       1,573               -          (1,573)                 -              -               -
                                ----------   -------------  --------------     --------------    -----------     -----------
      Total revenues                3,158               -          (1,573)             1,585          2,188               -

Costs and Expenses:
  Cost of revenues                    526               -               -                526          5,143               -
  Cost of services to affiliates    1,573               -          (1,573)                 -              -               -
  Research and development          7,901           2,415               -             10,316              -               -
  Sales and marketing               6,511             619               -              7,130              -               -
  General and administrative        6,354             615            (895)             6,074            211               -
  Litigation costs                  1,100               -               -              1,100              -               -

  Depreciation and amortization     2,685             593           9,827             13,105            657           6,445(1)
                                ----------   -------------  --------------     --------------    -----------     -----------
      Total costs and expenses     26,650           4,242           7,359             38,251          6,011           6,445
                                ----------   -------------  --------------     --------------    -----------     -----------

Loss from operations              (23,492)         (4,242)         (8,932)           (36,666)        (3,823)         (6,445)
Other income (expense), net         3,267            (237)           (101)             2,929              -            (793)(2)
Gain on sale of investment         25,511               -               -             25,511              -               -
                                ----------   -------------  --------------     --------------    -----------     -----------
Net loss (loss)                     5,286          (4,479)         (9,033)            (8,226)        (3,823)         (7,238)
Accretion on Series A Preferred
  Stock                              (433)              -               -               (433)             -              -
                                ----------   -------------  --------------     --------------    -----------     -----------
Net income (loss) per share,
  available to common
  stockholders                  $   4,853    $     (4,479)  $      (9,033)     $      (8,659)    $  (3,823)      $   (7,238)
                                ==========   =============  ==============     ==============    ===========     ===========

Net income (loss) per share
  available to common
  stockholders:
     Basic                      $    0.07                                      $       (0.12)
                                ==========                                     ==============
    Diluted                     $    0.06                                      $       (0.12)
                                ==========                                     ==============

Weighted average shares
  outstanding:
     Basic                         70,410                           3,673             74,083                            652(3)
                                ==========                   ==============    ==============                    ===========
     Diluted                       78,776                                             74,083
                                ==========                                     ==============


                                 Pro Forma
                                 Combined
                                -----------

Net revenue                     $     3,773
Service revenue to affiliates             -
                                ------------
      Total revenues                  3,773

Costs and Expenses:
  Cost of revenues                    5,669
  Cost of services to affiliates          -
  Research and development           10,316
  Sales and marketing                 7,130
  General and administrative          6,285
  Litigation costs                    1,100

  Depreciation and amortization      20,207
                                 -----------
      Total costs and expenses       50,707
                                 -----------

Loss from operations                (46,934)
Other income (expense), net           2,136
Gain on sale of investment           25,511
                                 -----------
Net income (loss)                   (19,287)
Accretion on Series A Preferred
  Stock                                (433)
                                 -----------
Net income (loss)
  available to common
  stockholders                   $  (19,720)
                                 ===========

Net income (loss) per share
  available to common
  stockholders:
     Basic                       $    (0.26)
                                 ===========
    Diluted                      $    (0.26)
                                 ===========

Weighted average shares
  outstanding:
     Basic                           74,735
                                 ===========
     Diluted                         74,735
                                 ===========

                 See accompanying Notes to Financial Statements

                   Pro Forma Combined Condensed Balance Sheet
                             as of December 31, 1999
                                  (unaudited)

                                 (in thousands)



                                                      THINC                  CareInsite/THINC               PTG
                                CareInsite                  Pro Forma           Pro Forma          PTG            Pro Forma
                                Historical   Historical(a)  Adjustments(a)      Combined(a)      Historical      Adjustments
                                ----------   -------------  --------------   ----------------   ------------     -----------
                                                                                                                                <
ASSETS
Current Assets:
     Cash and Cash Equivalents  $  21,861    $        592   $           -     $       22,453    $         -      $        -
     Marketable Securities         44,596               -               -             44,596              -         (26,500)(4)
     Other Current Assets          18,067              98          (4,626)            13,859            998            (926)(5)
                                                                      320
                                ----------   -------------  --------------   ----------------   ------------     -----------
          Total Current Assets     84,524             690          (4,306)            80,908            998         (27,426)
Property and Equipment, Net         9,001           1,842               -             10,843            114             (49)(5)
Capitalized Software Development
  Cost, Net                        30,807               -               -             30,807              -               -
Other Assets:
     Intangible Assets, Net        20,102               -          59,827             78,828              -          64,448(6)
                                                                   (1,101)
     Non-current marketable
       securities                  49,594               -               -             49,594              -               -
     Investments and Other
       Assets                       3,782         316,250        (315,718)             4,314              -               -
                                ----------   -------------  --------------   ----------------   ------------     -----------
          Total Other Assets       73,478         316,250        (256,992)           132,736              -          64,448
                                ----------   -------------  --------------   ----------------   ------------     -----------
     Total Assets               $ 197,810    $    318,782   $    (261,298)   $       255,294    $     1,112      $   36,973
                                ==========   =============  ==============   ================   ============     ===========

LIABILITIES, STOCKHOLDERS' AND
  DIVISIONAL EQUITY AND MEMBERS'
  CAPITAL:
Current Liabilities             $   8,167    $     11,351   $      (4,626)   $        18,427    $         -      $    2,335(7)
                                                                      800
                                                                    2,735
Long-Term Liabilities                   -           1,613               -              1,613                              -
                                ----------   -------------  --------------   ----------------   ------------     -----------
          Total Liabilities         8,167          12,964          (1,091)            20,040             -            2,335
                                ----------   -------------  --------------   ----------------   ------------     -----------

Convertible Redeemable
Preferred Stock                     5,166               -               -              5,166              -               -
                                ----------   -------------  --------------   ----------------   ------------     -----------

Redeemable Common Stock                 -               -               -                   -              -         22,500(8)
                                ----------   -------------  --------------   ----------------   ------------     -----------

Stockholders' and Divisional
Equity and Members' Capital       184,477         305,818             320            230,088          1,112          (1,112)(9)
                                                                 (268,380)                                           13,250(10)
                                                                    7,853                                                 -
                                ----------   -------------  --------------   ----------------   ------------     -----------

          Total Stockholders'
          and Divisional Equity
          and Members' Capital    184,477         305,818        (260,207)           230,088          1,112          12,138
                                ----------   -------------  --------------   ----------------   ------------     -----------

     Total Liabilities and
     Stockholders' Equity       $ 197,810    $    318,782   $    (261,298)   $       255,294    $     1,112      $   36,973
                                ==========   =============  ==============   ================   ============     ===========


                                Pro Forma
                                 Combined
                                -----------

ASSETS
Current Assets:
     Cash and Cash Equivalents  $   22,453
     Marketable Securities          18,096
     Other Current Assets           13,931
                                -----------
          Total Current Assets      54,480
Property and Equipment, Net         10,908
Capitalized Software Development
  Cost, Net                         30,807
Other Assets:
     Intangible Assets, Net        143,276

     Non-current marketable
       securities                   49,594
     Investments and Other
       Assets                        4,314
                                -----------
          Total Other Assets       197,184
                                -----------
     Total Assets               $  293,379
                                ===========

LIABILITIES, STOCKHOLDERS' AND
  DIVISIONAL EQUITY AND MEMBERS'
  CAPITAL:
Current Liabilities             $   20,762


Long-Term Liabilities                1,613
                                -----------
          Total Liabilities         22,375
                                -----------

Convertible Redeemable
Preferred Stock                      5,166
                                -----------

Redeemable Common Stock             22,500
                                -----------

Stockholders' and Divisional
Equity and Members' Capital        243,338


                                -----------

          Total Stockholders'
          and Divisional Equity
          and Members' Capital     243,338
                                -----------

     Total Liabilities and
     Stockholders' Equity       $  293,379
                                ===========



                 See accompanying Notes to Financial Statements

               Notes to Pro Forma Combined Condensed Consolidated
                              Financial Statements
                                   (unaudited)

(a) For information regarding CareInsite's acquisition of THINC and the related Pro Forma Adjustments refer to the previously filed Form 8-K dated January 18, 2000, as amended by the Form 8-K/A dated March 23, 2000.

         The Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations have been prepared to reflect the Acquisition as if the Acquisition occurred at the beginning of the period presented. The Acquisition has been accounted for under the purchase method of accounting. The purchase price less the fair value of the net assets acquired representing goodwill is being amortized over five years.

         The following is a summary of the adjustments reflected in the Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations.

         1. Represents the amortization of the goodwill on the PTG acquisition.

         2. Represents the decrease in interest income to reflect the reduction in Marketable Securities and Cash and Cash Equivalents due to the payment of the cash portion of the purchase price and the expenses associated with the Acquisition.

         3. Represents the increase in the number of outstanding shares of CareInsite common stock issued pursuant to the stock portion of the purchase price.

         The Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet was prepared to reflect the Acquisition as of December 31, 1999.

         The following is a summary of the adjustments reflected in the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet:

         4. Represents the reduction in marketable securities to reflect payment of the cash portion of the purchase price.

         5. Represents the elimination of historical assets not acquired, net of additional assets acquired.

         6. Represents the preliminary estimate of the goodwill as follows:

Purchase Price (including acquisition related expenses)                 $ 64,585
Net assets acquired                                                          137
                                                                        --------

Goodwill                                                                $ 64,448
                                                                        ========

         The company believes that the final allocation will not vary materially from the preliminary estimate.

         Subsequent to the acquisition, the Company will review the carrying values assigned to goodwill to determine whether later events or circumstances have occurred that indicate that the balance of goodwill may be impaired. The Company's principal consideration in determining the impairment of goodwill include the strategic benefit to the Company of the particular business as measured by undiscounted current and expected future operating income and expected undiscounted future cash flows.

         7. Represents the amount of estimated costs for legal and accounting services and other expenses associated with the Acquisition.

         8. Represents the value of 325,984 common shares which under certain circumstances PTG can require the Company to purchase from PTG at $69.022 per share.

         9. Represents the elimination of PTG's historical divisional equity.

        10.       Represents the equity issued to acquire PTG.